Exhibit 10.9

Supplemental Exclusive Purchase Option Agreement

The Supplemental Exclusive Purchase Option Agreement (hereinafter referred to as “this Agreement”) was executed by and among the following parties in the People’s Republic of China (hereinafter referred to as the “PRC”) on November 29, 2019:

Party A: Beijing Kingsoft Cloud Technology Co., Ltd., a limited liability company established under PRC laws (“Kingsoft Cloud Technology” or “WFOE”);

Party B: Weiqin Qiu, a PRC citizen, with ID card No.: *;

Party C: Beijing Kingsoft Digital Entertainment Technology Co., Ltd., a limited liability company established under PRC laws (“Kingsoft Digital Entertainment”, referred to as “Existing Shareholders” together with Weiqin Qiu);

Party D: Zhuhai Kingsoft Cloud Technology Co., Ltd., a limited liability company established under PRC laws (“Zhuhai Kingsoft Cloud” or “the Company”)

Party A, Party B, Party C and Party D are individually referred to as “one party” and collectively referred to as “the parties” herein.

Whereas: Kingsoft Cloud Technology, Weiqin Qiu, Kingsoft Digital Entertainment and Zhuhai Kingsoft Cloud signed on 20 June 2014 the Exclusive Equity Transfer Option Agreement Regarding Zhuhai Kingsoft Cloud Technology Co., Ltd. (“Exclusive Equity Transfer Option Agreement”), which specified that the Existing Shareholders shall grant an Purchase Option to Kingsoft Cloud Technology. According to the Purchase Option, Kingsoft Cloud Technology, to the extent permitted by the PRC laws, has the right to require the Existing Shareholders to assign the option equity to Kingsoft Cloud Technology or any entity or individual designated thereby.

The parties hereby arrive at the following supplemental agreement upon negotiation. The terms used but not defined in this Agreement shall have the same meanings as those in the Exclusive Equity Transfer Option Agreement:

1.	Modification of the name of the Exclusive Equity Transfer Option Agreement

1.1	The parties agree to modify the name of the Exclusive Equity Transfer Option Agreement to Exclusive Purchase Option Agreement Regarding Zhuhai Kingsoft Cloud Technology Co., Ltd.

2.	Grant of asset purchase option

2.1

Apart from the Purchase Option granted by the Exclusive Equity Transfer Option Agreement to Kingsoft Cloud Technology, Zhuhai Kingsoft Cloud agrees to grant an irrevocable and exclusive purchase option to Kingsoft Cloud Technology. According to the purchase option and to the extent permitted by the PRC laws and regulations, Kingsoft Cloud Technology may, at its own discretion and as per the time and method determined by itself, purchase or designate a third party to purchase all or part of the assets (“Asset Purchase Option”) of the Company from Zhuhai Kingsoft Cloud at the minimum price permitted by the PRC laws. Kingsoft Cloud Technology or any third party designated thereby and Zhuhai Kingsoft Cloud shall otherwise sign an asset assignment contract to specify the terms and conditions for the aforesaid asset assignment.

2.2	The Existing Shareholders confirm and agree that Zhuhai Kingsoft Cloud will grant Kingsoft Cloud Technology the Asset Purchase Option referred to in Article 2.1 herein.

2.3

The Existing Shareholders and the Company undertake to provide cooperation and assistance in obtaining any necessary consent, permission, waiver or authorization from any third person, or any approval, permission or exemption from any government authority, or effecting any registration or filing formalities with any government authority for the grant or exercise of the Asset Purchase Option.

3.	Provision of financial support

To ensure continuous operation of Zhuhai Kingsoft Cloud, Kingsoft Cloud Technology shall provide financial support (to the extent permitted by the PRC laws and in the way permitted by the PRC laws) for Zhuhai Kingsoft Cloud according to actual conditions to meet any cash flow requirements of Zhuhai Kingsoft Cloud during daily business operations and/or offset any losses arising during business operations. When Zhuhai Kingsoft Cloud is unable to repay the aforesaid financial support funds, Kingsoft Cloud Technology shall agree to exempt it from repayment to the extent permitted by the PRC laws. If necessary, Kingsoft Cloud Technology and Zhuhai Kingsoft Cloud shall sign a separate agreement regarding the specific measures and exemption matters concerning the aforesaid financial support.

4.	Amendment to Article 6 of the Exclusive Equity Transfer Option Agreement

4.1

The parties agree and confirm that the title of Article 6 of the Exclusive Equity Transfer Option Agreement shall be amended as “Undertakings of the Existing Shareholders and the Company”, and the beginning of Article 6 shall be amended as “The Existing Shareholders and the Company severally and jointly undertake as follows”.

4.2	The parties agree and confirm that Article 6.1 of the Exclusive Equity Transfer Option Agreement shall be amended as follows:

“6.1 During the validity period of this Agreement, without the prior written consent of the WFOE:

6.1.1 Existing Shareholders shall not assign or otherwise dispose of, or create any security interest or other third party right on, any option equity;

6.1.2 The Company shall not increase or decrease the registered capital, or merge or integrate with any other entity, or acquire or invest in any party;

6.1.3 Except in the ordinary course of business operations, the Existing Shareholders shall not sell, assign, mortgage or otherwise dispose of any legal or beneficial interests in any material assets, businesses or revenues of the Company, or allow creation of any other encumbrance thereon;

6.1.4 Except for the contracts signed in the ordinary course of business operations, the Existing Shareholders shall not procure the Company to enter into any material contract, or terminate any material agreement signed by the Company, or enter into any other agreement that conflicts with existing material agreements;

6.1.5 The Company shall not appoint or remove any executive director, supervisor or other management personnel of the Company that shall be appointed or removed by Existing Shareholders;

6.1.6 The Company shall not declare the distribution of or actually pay any distributable profits, bonuses or dividends;

6.1.7 The Existing Shareholders shall ensure that the Company is validly subsisting, and is not terminated, liquidated or dissolved;

6.1.8 The Existing Shareholders shall not amend the Company’s articles of association;

6.1.9 The Existing Shareholders shall ensure that the Company will not lend or borrow monies, provide guarantees or make other forms of warranty, or assume any substantive obligations outside of ordinary course of business operations; and

6.1.10 If the Existing Shareholders obtain any profits, dividends, bonuses, or liquidation income from the Company, they shall, according to the PRC laws, timely give them to the WFOE or any person designated by the WFOE.”

5.	Amendment to Article 11.2 of the Exclusive Equity Transfer Option Agreement

5.1	The parties agree and confirm that Article 11.2 of the Exclusive Equity Transfer Option Agreement is amended as follows:

“The parties agree and confirm that, the Existing Shareholders and the Company shall not require to terminate this Agreement under any circumstances, unless subject to the mandatory provisions of law. The WFOE has the right to unilaterally require to amend, supplement and terminate this Agreement, in which case the other parties shall cooperate and sign relevant agreements and complete corresponding registration and filing procedures (if any) in accordance with relevant legal requirements.”

6.	Governing Laws and Settlement of Disputes

6.1	Governing laws

The conclusion, validity, interpretation, performance, modification and termination of this Agreement and settlement of disputes thereunder shall be governed by the PRC laws.

6.2	Settlement of disputes

Any dispute arising from the interpretation and performance of this Agreement shall be settled preferably by the parties thereto through friendly negotiation. If the dispute cannot be resolved within 30 days after one party sends to the other parties a written request of resolving the dispute through negotiation, any party may refer the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration pursuant to the arbitration rules thereof. The arbitration shall be held in Beijing. The arbitration award shall be final and binding on the parties.

7.	Confidentiality Obligations

7.1

The parties acknowledge and determine that any oral or written information related to this Agreement or the contents thereof or exchanged among one another for the preparation or performance of this Agreement is deemed to be confidential. The parties shall keep all such confidential information confidential and shall not disclose any confidential information to any third party without the written consent of the other parties, except for the following information: (a) any information that is or will be in the public domain (other than through the receiving party’s unauthorized disclosure); (b) any information required to be disclosed in accordance with governing laws and regulations, stock trading rules, or orders of government departments or a court; or (c) information required to be disclosed by any party to its shareholders, directors, employees or legal or financial advisers in connection with the transaction described in this Agreement (the said shareholder, director, employee or legal or financial advisor is also required to be bound by confidentiality obligations similar to those in this article). Disclosure of confidential information by a/an shareholder, director, employee or hired agency of any party shall also be deemed as disclosure of confidential information by that party, which party shall be liable for breach of contract according to this Agreement.

8.	Others

8.1	Language

This Agreement shall be executed in Chinese and in four counterparts, with one held by each party. Each copy shall have the same legal force. This Agreement may have multiple signed copies, which constitute one and the same document. Signatures by fax or email or other e-signatures shall have the same legal effect as the original signature.

8.2	Title

The titles of this Agreement are set to facilitate reading only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

8.3	Entry into Force

This Agreement shall take effect from the date of signing by the parties.

8.4	Entire Agreement

This Agreement constitutes an amendment and supplement to the Exclusive Equity Transfer Option Agreement. In case of any inconsistency or conflict between this Agreement and the Exclusive Equity Transfer Option Agreement, this Agreement shall prevail. The validity of relevant stipulations under this Agreement is superior to the same under the Exclusive Equity Transfer Option Agreement. Matters not covered herein shall be as specified in the Exclusive Equity Transfer Option Agreement.

[The remainder is intentionally left blank]

The parties have duly signed this Agreement on the date first above written

Beijing Kingsoft Cloud Technology Co., Ltd.

/s/ Seal of Beijing Kingsoft Cloud Technology Co., Ltd.

Signature:

Name:

Position: Legal representative

The parties have duly signed this Agreement on the date first above written

Beijing Kingsoft Digital Entertainment Technology Co., Ltd.

/s/ Seal of Beijing Kingsoft Digital Entertainment Technology Co., Ltd.

Signature:

Name:

Position: Legal representative

The parties have duly signed this Agreement on the date first above written

Zhuhai Kingsoft Cloud Technology Co., Ltd.

/s/ Seal of Zhuhai Kingsoft Cloud Technology Co., Ltd.

Signature:

Name:

Position: Legal representative

The parties have duly signed this Agreement on the date first above written

Weiqin Qiu

/s/ Weiqin Qiu

20 June 2014

Beijing Kingsoft Cloud Technology Co., Ltd.(北京金山云科技有限公司)

The Natural Person as Shown in Appendix I (A)

The Legal Entity as Shown in Appendix I (B)

and

Zhuhai Kingsoft Cloud Technology Co., Ltd. (珠海金山云科技有限公司)

Regarding

Exclusive Equity Transfer Option Agreement

of

Zhuhai Kingsoft Cloud Technology Co., Ltd

Exclusive Equity Transfer Option Agreement

This Exclusive Equity Transfer Option Agreement (hereinafter referred to as “this Agreement”) was executed by and the among the following parties in the People’s Republic of China (hereinafter referred to as the “PRC”) on 20 June 2014:

(1)	The one natural person listed in Appendix I (A) to this Agreement (hereinafter referred to as “Individual Shareholder”)

Specific information (including domicile and ID card number) about the Individual Shareholder is set out in Appendix I (A) “List of Individual Shareholder and Specific Information Thereof”.

(2)	The legal entity listed in Appendix I (B) to this Agreement (hereinafter referred to as “Corporate Shareholder” and jointly with the Individual Shareholder as “Existing Shareholders”)

Specific information (including legal representative and registered address) about the Corporate Shareholder is set out in Appendix I (B) “List of Corporate Shareholder and Specific Information Thereof”.

(3)	Beijing Kingsoft Cloud Technology Co., Ltd. (hereinafter referred to as the “WFOE”)

Registered address: Room 5F02, 5/F, No. 33, Xiaoying West Road, Haidian District, Beijing

Legal representative: Hongjiang Zhang

(4)	Zhuhai Kingsoft Cloud Technology Co., Ltd. (hereinafter referred to as the “Company”)

Registered address: Room 2, District B, 10/F, No. 8, Lianhua Alley, Jingshan Road, Jida, Zhuhai

Legal representative: Hongjiang Zhang

(The aforesaid parties are individually referred to as “one party” and collectively referred to as “the parties”.)

Whereas:

(1)

Existing Shareholders are the registered shareholders of the Company jointly holding 100% equity of the Company. The proportion of their respective shares in the Company and the amount of their contribution are listed in Appendix I (A) and (B) to this Agreement;

(2)	Existing Shareholders intend to assign all their equity in the Company to the WFOE without prejudice to the PRC laws, and the WFOE intends to accept such assignment;

(3)

To effectuate the aforesaid assignment of equity, the Existing Shareholders agree to grant an irrevocable Purchase Option to the WFOE; according to the Purchase Option and to the extent permitted by the PRC laws, Existing Shareholders shall, as required by the WFOE, assign its option equity (as defined hereunder) to the WFOE and/or any other entity or individual designated thereby in accordance with this Agreement;

(4)	The Company agrees that Existing Shareholders may grant the Purchase Option to the WFOE in accordance with this Agreement.

Therefore, the parties arrive at the following agreement upon negotiation:

Article 1 Definitions

1.1	Unless the context otherwise requires, the following terms in this Agreement shall have the following meanings:

“PRC laws”	The then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC (for the purpose of this Agreement, excluding Hong Kong, Macao and Taiwan).

“Purchase Option”:	The option conferred by the Existing Shareholders to the WFOE according to the terms and conditions of this Agreement to require acceptance of assignment of the equity of the Company.

“Option equity”:	Equity equivalent to 100% of the registered capital of the Company held by the Existing Shareholders.

“Registered capital of the Company”:	On the date of execution of this Agreement, the registered capital of RMB11,080,000 of the Company, which also includes the expanded registered capital formed by any capital increase during the validity period of this Agreement.

“Assignment Equity”:	The equity that the WFOE has the right to require the Existing Shareholders to assign to it or its designated entity or individual in accordance with Article 3 of this Agreement when exercising the Purchase Option (“Exercise”), with the amount equivalent to all or part of the option equity, which shall be determined by the WFOE according to the then PRC laws and its own business considerations.

“Assignment price”:	All the consideration to be paid by the WFOE or its designated entity or individual to the Existing Shareholders for acquiring the assignment equity at each time of exercise.

“Operation licenses”:	Any approval, permission, filing and registration that the Company shall have to legally and effectively operate all its businesses, including but not limited to Business License of Enterprise as Legal Person, Tax Registration Certificate and other relevant permissions and licenses required by PRC laws at the material time.

“Assets of the Company”:	All the tangible and intangible assets which the Company owns or has the right to use during the validity period of this Agreement, including but not limited to any immovable and movable assets, as well as intellectual properties such as trademarks, copyrights, patents, know-how, domain names and software use rights.

“Material agreements”:	Agreements to which the Company is a party and which has material effects on the Company’s business or assets, including but not limited to Shareholder Voting Right Trust Agreement and Equity Pledge Agreement executed by the Company and the WFOE and the Existing Shareholders on 20 June 2014, Exclusive Consultation and Technical Service Agreement executed by the Company and the WFOE on 9 November 2012, Loan Agreement executed by some of the Existing Shareholders and the WFOE on 9 November 2012, Loan Agreement executed by some of the Existing Shareholders and the WFOE on 20 June 2014, Liability Assumption Agreement executed by some of the Existing Shareholders and the WFOE on 20 June 2014 and other agreements relating to the Company’s businesses executed by the Existing Shareholders and the WFOE

“Exercise notice”:	Has the meaning conferred in Article 3.5 hereof.

“Confidential information”:	Has the meaning conferred in Article 8.1 hereof.

“Defaulting party”:	Has the meaning conferred in Article 11.1 hereof.

“Default”:	Has the meaning conferred in Article 11.1 hereof.

“The Rights”:	Has the meaning conferred in Article 12.5 hereof.

1.2	The references to any PRC law herein shall be deemed:

(1)	to include references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2)	to include references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Unless otherwise stated in the context herein, all references to an article, clause, item or paragraph shall refer to the relevant article, clause, item or paragraph of this Agreement.

Article 2 Grant of the Purchase Option

2.1

The Existing Shareholders agree to irrevocably and unconditionally grant to the WFOE an Exclusive Equity Transfer Option, pursuant to which the WFOE has the right to, as permitted by the PRC laws and subject to the terms and conditions of this Agreement, require the Existing Shareholders to assign the option equity to the WFOE or its designated entity or individual. The WFOE also agrees to accept such Purchase Option.

2.2	The Company hereby agrees that the Existing Shareholders may grant to the WFOE such Purchase Option in accordance with Article 2.1 and other provisions of this Agreement.

Article 3 Ways of Exercise

3.1	Subject to the terms and conditions of this Agreement, as permitted by the PRC laws, the WFOE has absolute discretion to determine specific time, method and number of times of exercise.

3.2

Subject to the terms and conditions of this Agreement, the WFOE has the right to require acceptance of assignment of all or part of the equity from the Existing Shareholders at any time, either by itself or through other entities or individuals designated by it, according to the then PRC laws.

3.3

At each time of exercise, the WFOE has the right to arbitrarily designate the amount of equity that the Existing Shareholders should assign to the WFOE and/or other entities or individuals designated by it during relevant exercise. The Existing Shareholders shall assign the assignment equity to the WFOE and/or other entities or individuals designated by it as per the amount required by the WFOE. The WFOE and/or other entities or individuals designated by it shall pay the corresponding assignment price to the Existing Shareholders assigning the assignment equity for the assignment equity assigned during each exercise.

3.4	During each exercise, the WFOE may accept the assignment equity by itself, or may designate any third party to accept the assignment of all or part of the assignment equity.

3.5

After the WFOE decides to exercise its right each time, it shall issue a notice of Purchase Option exercise to the Existing Shareholders (hereinafter referred to as the “exercise notice”. The format of the exercise notice is set out in Appendix II to this Agreement). Upon receipt of the exercise notice, the Existing Shareholders shall immediately assign the assignment equity in whole to the WFOE and/or other entities or individuals designated by it at one time in a manner set out in Article 3.3 of this Agreement in accordance with the exercise notice.

Article 4 Assignment Price

4.1

According to the Loan Agreement (hereinafter referred to as the “loan agreement-1”) signed by Jin Wang, Weiqin Qiu (hereinafter collectively referred to as the “original shareholder”) and the WFOE on 9 November 2012, the Loan Agreement (hereinafter referred to as the “loan agreement-2” and jointly with loan agreement-1 as “Loan Agreement” in this paragraph) signed by the original shareholder Weiqin Qiu and the WFOE on 20 June 2014, and the Liability Assumption Agreement signed by the original shareholder Weiqin Qiu and the WFOE on 20 June 2014 , the original shareholder Weiqin Qiu owe a debt totaling RMB279,180 to the WFOE. Therefore, the parties hereby agree that the assignment price of the option equity of the original shareholder Weiqin Qiu shall be equivalent to the amount of the corresponding debt owed by the original shareholder Weiqin Qiu to the WFOE under the Loan Agreement at the material time; nevertheless, if the minimum assignment price permitted by the then PRC laws is higher than such debt amount, the minimum assignment price permitted by the PRC laws shall prevail. Notwithstanding the above provisions, the original shareholder Weiqin Qiu shall exempt the WFOE from the payment obligations for the portion of the minimum assignment price permitted by the PRC laws in excess of such debt amount in accordance with the PRC laws and regulations. When the WFOE exercises the Purchase Option granted by the original shareholder Weiqin Qiu, the WFOE shall have the right to pay the assignment price by directly canceling the debts owed by the original shareholder Weiqin Qiu to the WFOE at the material time. The ratio of the cancelled debt to the total debt owed by the original shareholder Weiqin Qiu at the material time shall be equivalent to the ratio of the equity assigned by the original shareholder Weiqin Qiu to the total equity held by them in the Company.

4.2

Except as otherwise provided in Article 4.1 above, each time the WFOE exercise its right, the entire assignment price that the WFOE and/or its designated entity or individual shall pay to each Existing Shareholder shall be RMB One (1); nevertheless, if there are any mandatory provisions on the assignment prices in the PRC laws then, the assignment price shall be the minimum price permitted by the PRC laws. Notwithstanding the above provisions, the Existing Shareholder shall jointly exempt the WFOE from the payment obligations for the portion of the minimum assignment price permitted by the PRC laws in excess of RMB One (1) in accordance with the PRC laws and regulations.

Article 5 Statements and Undertakings

5.1

The Individual Shareholder hereby states and undertakes that she is a PRC citizen; she has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently serve as a party of litigation.

5.2

The Corporate Shareholder hereby states and undertakes that it is a limited liability company duly registered and validly subsisting under PRC laws as an independent legal person; it has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently serve as a party of litigation.

5.3	The Existing Shareholders hereby make the following statements and undertakings jointly:

5.3.1

The Existing Shareholders have full power and authority to enter into, deliver and perform this Agreement and all other documents to be signed by them relating to the transactions described in this Agreement, and have full power and authority to complete the transactions described herein.

5.3.2	This Agreement is legally and properly signed and delivered by the Existing Shareholders. This Agreement is legally binding on them and is enforceable against them.

5.3.3

The Existing Shareholders are the registered legal owners of the option equity when this Agreement comes into effect. Except for the pledge set out in the Equity Pledge Agreement signed on 20 June 2014 and the Trusted Rights set out in the Shareholder Voting Right Trust Agreement signed on 20 June 2014 by the Existing Shareholders, the WFOE and the Company, no liens, pledges, claims and other security interests and third-party rights are set on the option equity. According to this Agreement, the WFOE and/or other entities or individuals designated by it may, after exercise, obtain the favorable ownership of the assigned equity without liens, pledges, claims and other security interests or third-party rights.

5.4	The Company hereby makes the following statements and undertakings:

5.4.1

The Company is a limited liability company duly registered and validly subsisting under PRC laws as an independent legal person; it has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently serve as a party of litigation.

5.4.2

The Company has full power and authority within the company to enter into, deliver and perform this Agreement and all other documents to be signed by it relating to the transactions described in this Agreement, and it has full power and authority to complete the transactions described herein.

5.4.3	This Agreement is legally and properly signed and delivered by the Company. This Agreement is legally binding on it and is enforceable against it.

5.5	The WFOE makes the following statements and undertakings:

5.5.1

The WFOE is a limited liability company duly registered and validly subsisting under PRC laws as an independent legal person; it has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently serve as a party of litigation.

5.5.2

The WFOE has full power and authority within the company to enter into, deliver and perform this Agreement and all other documents to be signed by it relating to the transactions described in this Agreement, and it has full power and authority to complete the transactions described herein.

5.5.3	This Agreement is legally and properly signed and delivered by the WFOE. This Agreement is legally binding on it and is enforceable against it.

Article 6 Undertakings of Existing Shareholders

Existing Shareholders hereby undertake as follows:

6.1	During the validity period of this Agreement, without the prior written consent of the WFOE:

6.1.1	Existing Shareholders shall not assign or otherwise dispose of, or create any security interest or other third party right on, any option equity;

6.1.2	They shall not increase or decrease the registered capital of the Company or merge with any other entity;

6.1.3

They shall not dispose of or procure the management of the Company to dispose of any material assets of the Company (including the Company’s long-term investment interests) (except in the ordinary course of business operations);

6.1.4

They shall not terminate or procure the management of the Company to terminate any material agreement signed by the Company, or enter into any other agreement that conflicts with existing material agreements;

6.1.5	They shall not appoint or remove any executive director, supervisor or other management personnel of the Company that shall be appointed or removed by Existing Shareholders;

6.1.6	They shall not declare the distribution of or actually pay any distributable profits, bonuses or dividends;

6.1.7	They shall ensure that the Company is validly subsisting, and is not terminated, liquidated or dissolved;

6.1.8	They shall not amend the Company’s articles of association; and

6.1.9

They shall ensure that the Company will not lend or borrow monies, provide guarantees or make other forms of warranty, or assume any substantive obligations outside of ordinary course of business operations.

6.2

During the validity period of this Agreement, Existing Shareholders shall do their utmost to develop the Company’s business and ensure that the Company operates in a legal and compliant manner and they will not conduct any act or act of omission that may damage the assets and goodwill of the Company or affect the validity of the Company’s business license.

6.3

During the validity period of this Agreement, they shall promptly inform the WFOE of any situation that may have a material adverse effect on the Company’s subsistence, business operations, financial condition, assets or goodwill, and shall promptly take all measures approved by the WFOE to eliminate such adverse conditions or take effective remedial measures for the Company.

6.4	Once the WFOE issues the exercise notice:

6.4.1

They shall immediately convene a shareholders’ meeting and adopt resolutions of such meeting and take all other necessary actions to agree that Existing Shareholders may assign all assignment equity to the WFOE and/or other entities or individuals designated by it at the assignment price and waive any right of first refusal they have;

6.4.2

They shall promptly sign an equity assignment agreement with the WFOE and/or other entities or individuals designated by it to assign all assignment equity to the WFOE and/or other entities or individuals designated by it at the assignment price, and shall provide the WFOE with necessary support (including providing and signing all relevant legal documents, performing all government approvals and registration procedures and undertaking all relevant obligations) in accordance with the requirements of the WFOE and laws and regulations so that the WFOE and/or other entities or individuals designated by it obtain all assignment equity without faults at law.

Article 7 Undertakings of the Company

7.1	The Company hereby undertakes as follows:

7.1.1

If the signing and performance of this Agreement and the grant of the Purchase Option under this Agreement are subject to the consent, permission, waiver, authorization of any third party, or the approval, permission, waiver of any government authority or the registration or filing with any government authority (if required by law), the Company will do its best to help meet the above conditions.

7.1.2

The Company will not assist or allow Existing Shareholders to assign or otherwise dispose of, or create any security interest or other third party right on, any option equity without the prior written consent of the WFOE.

7.1.3

The Company shall not engage in or permit any act or action that may adversely affect the interests of the WFOE under this Agreement, including but not limited to any acts and actions subject to Article 6.1.

Article 8 Confidentiality Obligation

8.1

Regardless of whether this Agreement has been terminated or not, the parties shall strictly keep confidential the trade secrets, proprietary information, customer information and all other information of confidential nature (hereinafter collectively referred to as “confidential information”) relating to the other parties that are known during the conclusion and performance of this Agreement. Except with the prior written consent of the party disclosing the confidential information or for disclosure to third parties as required by relevant laws, regulations or the listing requirements, the party receiving the confidential information shall not disclose any confidential information to any other third party; except for the purpose of performing this Agreement, the party receiving the confidential information shall not use or indirectly use any confidential information.

8.2	The following information shall not be deemed as confidential information:

(a)	any information proven by written evidence to have been previously obtained by the receiving party through legal means;

(b)	any information that is made public for a reason not ascribable to the receiving party; or

(c)	any information obtained by the receiving party through other legal means after receiving such information.

8.3

The receiving party may disclose the confidential information to its relevant employees, agents or professionals engaged by it on the condition that it shall ensure that the above-mentioned persons comply with the relevant terms and conditions of this Agreement and that it shall assume any liability arising from violation of the relevant terms and conditions of this Agreement by the above-mentioned persons.

8.4	Notwithstanding other provisions of this Agreement, the validity of this article shall not be affected by the termination of this Agreement.

Article 9 Validity Period of this Agreement

The parties agree that this Agreement shall become effective on the date of formal signing by the parties, and shall be valid until all option equity are legally assigned to the WFOE and/or other entity or individual designated thereby pursuant to this Agreement.

Article 10 Notice

10.1	Any notices, requests, demands and other correspondences required by this Agreement or made according to this Agreement shall be served in writing to the parties concerned.

10.2

The above notices or other correspondences shall be deemed to have been served: (i) upon sending, when sent by fax or telex; (ii) upon receipt, when delivered personally; (iii) five (5) days after being posted, when sent by post.

Article 11 Default Liabilities

11.1

The parties agree and confirm that if any party (hereinafter referred to as the “defaulting party”) materially breaches any of the agreements made hereunder, or substantially fails to perform any of the obligations hereunder, it shall constitute a default under this Agreement (hereinafter referred to as “default”), and the observant party shall have the right to request the defaulting party to make corrections or take remedial actions within a reasonable period. If the defaulting party fails to make corrections or take remedial actions within the reasonable period or within ten (10) days after the observant party notifies the defaulting party in writing and requests for correction, the observant party shall have the right to decide at its own discretion to:

(1)	terminate this Agreement and request the defaulting party to give full compensation for damages; or

(2)	require the defaulting party to perform its obligations under this Agreement in a compulsory manner and give full compensation for damages;

11.2	The parties agree and confirm that, except as otherwise required by law, Existing Shareholders and the Company shall not request the termination of this Agreement under any circumstances.

11.3	Notwithstanding other provisions of this Agreement, the validity of this article shall not be affected by the termination of this Agreement.

Article 12 Other Matters

12.1	This Agreement is executed in Chinese in five (5) original copies.

12.2	The conclusion, validity, performance, modification, interpretation and termination of this Agreement shall be governed by the PRC laws.

12.3

Any dispute between the parties for the interpretation and performance of terms hereunder shall be settled by the parties through good faith negotiation. If no agreement on solving the dispute is reached within thirty (30) days after one party requests to solve the dispute upon negotiation, any party may refer the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in Beijing pursuant to the arbitration rules thereof then in effect. The arbitration shall be conducted in Chinese. The arbitration award shall be final and binding on the parties.

12.4

Any rights, powers and remedies conferred on any party by any terms of this Agreement shall not preclude any other rights, powers or remedies conferred on it under the laws and other terms of this Agreement, and any party’s exercise of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies enjoyed by it.

12.5

Any party’s failure to exercise or delay in exercising any rights, powers and remedies (hereinafter referred to as “the Rights”) conferred on it under this Agreement or laws shall not result in its waiver of the Rights, and the waiver of any single or part of the Rights shall also not preclude the party from exercising the Rights in other ways and exercising the other Rights.

12.6	The titles to the articles of this Agreement are for index purposes only and shall not be used for or affect the interpretation of the provisions of this Agreement under any circumstances.

12.7

Each term of this Agreement is severable and independent of other terms. If any term or terms of this Agreement become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other terms of this Agreement shall not in any way be affected thereby.

12.8

Upon being signed, this Agreement shall replace any other legal documents previously signed by the parties for the same theme. Any amendment and supplement to this Agreement shall be executed in writing and shall take effect upon being duly signed by the parties thereto.

12.9	No party shall assign any of its rights and/or obligations hereunder to any third party without the prior written consent of the other parties.

12.10	This Agreement shall be binding on the legal assignees or successors of the parties. The appendixes to this Agreement shall have the same legal force as the text hereof.

12.11

Upon the execution of this Agreement, the Existing Shareholders shall enter into a power of attorney (hereinafter referred to as the “Power of Attorney”) as shown in Appendix III to authorize any person designated by the WFOE to sign, on their behalf and according to this Agreement, any and all legal documents necessary for the exercise of the WFOE’s rights hereunder. The WFOE shall keep the Power of Attorney, and may submit the Power of Attorney to relevant government departments at any time when necessary.

[The remainder is intentionally left blank]

[The remainder is intentionally left blank, only for signatures]

In witness thereof, this Exclusive Equity Transfer Option Agreement has been executed by the following parties on the date and in the place first above written.

Individual Shareholder:

Weiqin Qiu
/s/ Weiqin Qiu

[The remainder is intentionally left blank, only for signatures]

In witness thereof, this Exclusive Equity Transfer Option Agreement has been executed by the following parties on the date and in the place first above written.

The Company: Zhuhai Kingsoft Cloud Technology Co., Ltd. /s/ Seal of Zhuhai Kingsoft Cloud Technology Co., Ltd. /s/ Hongjiang Zhang Name: Hongjiang Zhang Position: Legal representative	The WFOE: Beijing Kingsoft Cloud Technology Co., Ltd. /s/ Seal of Beijing Kingsoft Cloud Technology Co., Ltd. /s/ Hongjiang Zhang Name: Hongjiang Zhang Position: Legal representative

Corporate Shareholder:

Beijing Kingsoft Digital Entertainment Co., Ltd.

/s/ Seal of Beijing Kingsoft Digital Entertainment Co., Ltd.

/s/ Jun Lei

Name: Jun Lei

Position: Legal representative

Appendix I (A): List of Individual Shareholder and Specific Information Thereof

No.	Name	ID card No.	Address	Shareholding percentage	Amount of contribution (RMB’0,000)
1	Weiqin Qiu	*	*	20.3971%	2,260,000

Total				20.3971%	2,260,000

Appendix I (B): List of Corporate Shareholder and Specific Information Thereof

Name	Legal Representative	Address	Shareholding percentage	Amount of contribution (RMB’0,000)
Beijing Kingsoft Digital Entertainment Technology Co., Ltd.	Jun Lei	West District, F/2, Kingsoft Tower, No. 33 Xiao Ying West Road, Haidian District, Beijing	79.6029%	8,820,000

Appendix II:

Format of Exercise Notice

Appendix III:

Power of Attorney